PERFORMANCE CALCULATION
                         COLONIAL MICHIGAN TAX-EXEMPT FUND - CLASS C
                                  FISCAL YEAR END: 1/31/98
                                   INCEPTION DATE: 8/1/97

                                            SINCE INCEPTION
                                           8/1/97 TO 1/31/98

                             Standard                          Non-Standard
Initial Inv.                $1,000.00                           $1,000.00
Amt. Invested               $1,000.00                           $1,000.00
Initial NAV                     $7.20                               $7.20
Initial Shares                 138.889                             138.889
Shares From Dist.                3.073                               3.073
End of Period NAV               $7.32                               $7.32
CDSC Rate                        1.00%
Total Return                     2.92%                               3.92%
Average Annual
  Total Return                    N/A                                 N/A